UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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POLYCOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROPOSAL NO. 3: SAY-ON-PAY VOTE

Key Considerations for Polycom Stockholders

June 2, 2014

Polycom has highlighted the following key considerations for stockholders contemplating Proposal 3, the advisory vote to approve Polycom’s executive compensation (the “Say-on-Pay Proposal”):

•	PLCM sought and incorporated investor feedback into 2013 comp actions:

•	Executive grants were at least 50% performance-based

•	No stock options grants were made

•	No multiple grants in one year were made

•	PLCM took positive actions to enhance shareholder value:

•	Repurchased over 20% of outstanding shares with a $400M Return of Capital program

•	New CEO has been hired and is having a positive impact

•	Comp includes one-time sign-on bonus, which will not be repeated and has a claw-back

•	Single CEO stock grant at hire covers all of 2013 and 2014

•	Public commitment to improve operating performance in 2014; positive Q1’14 results toward that commitment

•	Comp program design informed by Radford to address industry considerations and norms

•	PLCM placing continued emphasis on pay for performance in 2014

•	Shares of PLCM up approximately 15% YTD on improved operating performance

We ask for your support at our 2014 Annual Meeting of Stockholders by voting in accordance with the recommendations of our Board of Directors on all proposals, including your support on the Say-on-Pay Proposal. We remain committed to aligning our executive compensation program with the interests of our stockholders and appreciate your continued feedback and support.